UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2008

CHINA INFRASTRUCTURE INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51081	88-0485183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 42, 4F, New Henry House, 10 Ice House Street, Central, Hong Kong
(Address of Principal Executive Offices)

LEARNING QUEST TECHNOLOGIES, INC.

(Former Name, if Changed Since Last Report)

Registrant’s telephone number, including area code: (011) 852-2530 0222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 1, 2008, a principal stockholder holding in excess of fifty percent (50%) of the voting capital stock of Learning Quest Technologies, Inc., a Nevada corporation (the “Company”) voted in favor of changing the name of the Company to “China Infrastructure Investment Corporation” as set forth in the Company’s Definitive Information Statement on Schedule 14C as filed with the U.S. Securities and Exchange Commission on March 12, 2008. On April 3, 2008, the Company filed a Certificate of Amendment to its Articles of Incorporation to effect such name change, effective immediately.

Item 8.01. Other Events.

Effective April 23, 2008, the common stock of the Company will trade under the ticker symbol, “CIIV” on the Over-The-Counter Bulletin Board. The Company changed its ticker symbol from “LQTI.OB” to “CIIV.OB” as a result of the Company’s name change described in Item 5.03 above.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2008

LEARNING QUEST TECHNOLOGIES, INC.

By:	/s/ Li Xipeng
Name:	Li Xipeng
Title:	Chief Executive Officer